Exhibit 99.1

k

FULL YEAR AND FOURTH QUARTER 2025 EARNINGS RESULTS

Sixth Street Specialty Lending, Inc. Reports Full Year and Fourth Quarter Earnings Results; Declares a First Quarter Base Dividend Per Share of $0.46, and a Fourth Quarter Supplemental Dividend Per Share of $0.01.

NEW YORK—February 12, 2026— Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $2.23 per share and net income of $1.81 per share, for the year ended December 31, 2025. For the quarter ended December 31, 2025 net investment income and net income per share were $0.53 and $0.32, respectively. The Company’s net investment income for Q4 continues to reflect the impact from the elevated interest rate environment combined with strong activity-based fee income. Return on equity (ROE) for the full year 2025 was 13.1% and 10.6% on a net investment income and a net income basis, respectively. Annualized ROE for the fourth quarter 2025 was 12.5% and 7.4% on a net investment income and a net income basis, respectively.

Both net investment income per share and net income per share for the year include approximately $0.05 per share of unwind of previously accrued capital gains incentive fee expenses. Excluding the impact of the accrued capital gains incentive fee expenses, the Company’s adjusted net investment income and adjusted net income for the year ended December 31, 2025 were $2.18 per share and $1.76 per share, respectively. For the quarter ended December 31, 2025, adjusted net investment income per share was $0.52 and adjusted net income per share was $0.30. Return on equity (ROE) for the full year 2025 was 12.7% and 10.3% on an adjusted net investment income and an adjusted net income basis, respectively. Annualized ROE for the fourth quarter 2025 was 12.0% and 7.0% on an adjusted net investment income and an adjusted net income basis, respectively.

Reported net asset value (NAV) per share was $16.98 at December 31, 2025 as compared to $17.14 at September 30, 2025. The Company’s base dividend remained well covered with adjusted net investment income of $0.52 per share exceeding the base quarterly dividend by $0.06 per share. The Company announced that its Board of Directors has declared a first quarter 2026 base dividend of $0.46 per share to shareholders of record as of March 16, 2026 and payable on March 31, 2026. The Board also announced a fourth quarter supplemental dividend of $0.01 per share to shareholders of record as of February 27, 2026, payable on March 20, 2026. The primary drivers of this year’s change in NAV were the over-earning of the base dividend through net investment income, offset by the reversal of net unrealized gains from investment realizations during the year and portfolio company specific events. The Company’s economic return for 2025, calculated as change in net asset value plus dividends paid in the year, was 10.9%.

During Q4, affiliates of Sixth Street, including TSLX, formed Structured Credit Partners JV, LLC (“SCP”), a joint venture between TSLX, Sixth Street Lending Partners and two BDCs managed by Carlyle Group Inc. (“Carlyle”). SCP is focused on investing in broadly syndicated first lien senior secured loans, financed with long-term, non-mark-to-market, and predominantly investment grade rated CLO debt managed by affiliates of Sixth Street or Carlyle on a no fee basis. TSLX’s total commitment to the joint venture is $200 million. As of December 31, 2025, SCP had not commenced operations and no capital had been contributed to SCP.

Net Investment Income Per Share
2025: Q4 2025:	$2.23 $0.53
2025 (adjusted): Q4 2025 (adjusted):	$2.18 $0.52

Net Income Per Share
2025: Q4 2025:	$1.81 $0.32
2025 (adjusted): Q4 2025 (adjusted):	$1.76 $0.30

Return on Equity
2025 (NII): Q4 2025 (NII):	13.1% 12.5%
2025 (NI): Q4 2025 (NI):	10.6% 7.4%
2025 (Adj. NII): Q4 2025 (Adj. NII):	12.7% 12.0%
2025 (Adj. NI): Q4 2025 (Adj. NI):	10.3% 7.0%

NAV
Q4 2025 ($MM):	$1,607.7
Q4 2025 (per share):	$16.98
Q4 2025 (per share, adj):	$16.97

Dividends Declared (per share)
Q4 2025 (Base):	$0.46
2025 (Base):	$1.84
2025 (Supplemental):	$0.21
2025 (Total):	$2.05

Portfolio and Investment Activity

For the year ended December 31, 2025, new investment commitments totaled $1,082.2 million. This compares to $1,242.9 million for the year ended December 31, 2024.

For the year ended December 31, 2025, the principal amount of new investments funded was $894.0 million in 20 new portfolio companies, 16 existing portfolio companies and several structured credit investments. For this period, the Company had $1,196.1 million aggregate principal amount in exits and repayments.

For the year ended December 31, 2024, the principal amount of new investments funded was $838.9 million in 34 new portfolio companies and 21 existing portfolio companies. For this period, the Company had $793.7 million aggregate principal amount in exits and repayments.

Fourth Quarter

For the quarter ended December 31, 2025, new investment commitments totaled $242.4 million. This compares to $387.7 million for the quarter ended September 30, 2025.

For the quarter ended December 31, 2025, the principal amount of new investments funded was $196.7 million across five new portfolio companies and four upsizes to existing portfolio companies. For this period, the Company had $234.9 million aggregate principal amount in exits and repayments. For the quarter ended September 30, 2025, the principal amount of new investments funded was $351.8 million across four new portfolio companies, five upsizes to existing portfolio companies and several structured credit investments. For this period, the Company had $302.8 million aggregate principal amount in exits and repayments.

As of December 31, 2025 and September 30, 2025, the Company had investments in 143[1] and 145[2] portfolio companies, respectively, with an aggregate fair value of $3,347.3 million and $3,376.3 million, respectively. As of December 31, 2025, the average investment size in each portfolio company was $23.4[1] million based on fair value.

As of December 31, 2025, our portfolio based on fair value consisted of 89.2% first-lien debt investments, 0.9% second-lien debt investments, 1.8% mezzanine debt investments, 5.2% equity and other investments and 2.9% structured credit investments. As of September 30, 2025, the Company’s portfolio based on fair value consisted of 89.2% first-lien debt investments, 0.9% second-lien debt investments, 1.8% mezzanine debt investments, 5.2% equity investments and 2.9% structured credit investments.

As of December 31, 2025, 96.3% of debt investments[3] based on fair value in the portfolio bore interest at floating rates, with 100.0% of these subject to reference rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Unsecured Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

For the period ended December 31, 2025 and September 30, 2025, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.1% and 11.4%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 11.3% and 11.7%, respectively.

One new investment, representing 0.01% of the portfolio by fair value, was added to non-accrual status during the quarter. As of December 31, 2025, non-accrual investments represented 0.6% of the portfolio at fair value.

2025 Origination Activity
Commitments:	$1,082.2MM
Fundings:	$894.0MM
Net Repayments:	$302.1MM
Q4 2025 Origination Activity
Commitments:	$242.4MM
Fundings:	$196.7MM
Net Repayments:	$38.2MM
Average Investment Size[1]
$23.4MM
(0.7% of the portfolio at fair value)

First Lien Debt Investments (% FV)
89.2%

Floating Rate Debt Investments[3]
(% FV)
96.3%

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	11.1%
Yield at Amortized Cost:	11.3%

1.
As of December 31, 2025, includes 36 structured credit investments with a total fair value of $97.9 million.
2.
As of September 30, 2025, includes 37 structured credit investments with a total fair value of $99.3 million.
3.
Calculation includes income earning debt investments only.

RESULTS OF OPERATIONS FOR THE FULL YEAR AND THREE MONTHS ENDED DECEMBER 31, 2025

Full Year
2025

For the years ended December 31, 2025 and 2024, investment income totaled $449.1 million and $482.5 million, respectively. The decrease in investment income was primarily the result of a decrease in reference rates for the year ended December 31, 2025 compared to 2024.

Net expenses totaled $233.7 million and $258.6 million for the years ended December 31, 2025 and 2024, respectively. The decrease in net expenses was primarily due to a decrease in the average interest rate on our debt outstanding. The average interest rate on our debt outstanding decreased from 7.5% for the year ended December 31, 2024 to 6.2% for the year ended December 31, 2025 due to a change in SOFR rates and the mix of our debt financing sources.

	Investment Income:	$449.1MM
	Net Expenses:	$233.7MM

Fourth Quarter
Q4 2025

For the three months ended December 31, 2025 and 2024, total investment income was $108.2 million and $123.7 million, respectively. The decrease in total investment income was primarily from a decrease in total interest from investments and other income.

Net expenses totaled $56.4 million and $64.9 million for the three months ended December 31, 2025 and 2024, respectively. The decrease in expenses was primarily driven a decrease in the average interest rate on our debt outstanding.

	Investment Income:	$108.2MM
	Net Expenses:	$56.4MM

Debt and Capital Resources

As of December 31, 2025, the Company had $19.7 million in cash and cash equivalents (including $16.7 million of restricted cash), total principal value of debt outstanding of $1,763.9 million, and $1,139.3 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. At year end, aggregate commitments under the Company’s revolving credit facility were $1,675 million, in accordance with the accordion feature.

The Company’s weighted average interest rate on debt outstanding was 6.0% and 6.3% for the three months ended December 31, 2025 and September 30, 2025, respectively. At December 31, 2025, the Company’s debt to equity ratio was 1.10x, compared to 1.15x at September 30, 2025. Average debt to equity was 1.17x and 1.10x during the three months ended December 31, 2025 and September 30, 2025, respectively.

Total Principal Debt Outstanding
$1,763.9MM

Debt-to-Equity Ratio
	Q4 2025 Quarter End:	1.10x
	2025 Average[1]:	1.17x
	Q4 2025 Average[1]:	1.17x
1.
Daily average debt outstanding during the quarter divided by the average net assets during the quarter. Average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at December 31, 2025 and changes to unfunded commitments since September 30, 2025.

$ Millions

Revolving Credit Facility[1]		Unfunded Commitment Activity
Revolver Capacity	$1,675	Unfunded Commitments (See Note 8 in 9/30/25 10-Q)	$337
Drawn on Revolver	($514)	Extinguished Unfunded Commitments	($17)
Unrestricted Cash Balance	$3	New Unfunded Commitments	$55
Issued Letters of Credit	($22)	Net Drawdown of Unfunded Commitments	($36)
Total Liquidity (Pre-Unfunded Commitments)	$1,142	Total Unfunded Commitments	$339
Available Unfunded Commitments[2]	($199)	Unavailable Unfunded Commitments[2]	($139)
Total Liquidity (Burdened for Unfunded Commitments)	$943	Available Unfunded Commitments[2]	$199

1.
Includes $150 million of non-extending commitments with a maturity of April 23, 2027 and a revolving period ending April 24, 2026.
2.
Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date.

Note: May not sum due to rounding.

Funding Profile

At December 31, 2025, the Company’s funding mix was comprised of 71% unsecured and 29% secured debt. As illustrated below, the Company’s nearest debt maturity is in August 2026 at $300 million, and the weighted average remaining life of investments funded with debt is ~2.6 years, compared to a weighted average remaining maturity on debt of ~3.42years.

1.
Includes $150 million of remaining non-extending commitments with a maturity of April 23, 2027 and a revolving period ending April 24, 2026. The amount available may be subject to limitations related to the borrowing base under the Revolving Credit Facility, outstanding letters of credit and asset coverage requirements
2.
Weighted by gross commitment amount.

Note: Numbers may not sum due to rounding.

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held at 8:30 a.m. Eastern Time on February 13, 2026. The conference call will be broadcast live in listen-only mode on the Investor Resources section of TSLX’s website at https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations. The Events & Presentations page of the Investor Resources section of TSLX’s website also includes a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Research analysts who wish to participate in the conference call must first register at https://register-conf.media-server.com/register/BI8fd4599053f14d4783d578bde7c7c0be. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

Replay Information:

A recorded version will be available under the same webcast link (https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations) following the conclusion of the conference call.

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	December 31, 2025	September 30, 2025	December 31, 2024
Investments at Fair Value	$3,347.3	$3,376.3	$3,518.4
Total Assets	$3,421.7	$3,509.3	$3,582.2
Net Asset Value Per Share	$16.98	$17.14	$17.16
Supplemental Dividend Per Share	$0.01	$0.03	$0.07
Adjusted Net Asset Value Per Share (1)	$16.97	$17.11	$17.09

Investment Income	$108.2	$109.4	$123.7
Net Investment Income	$50.4	$50.7	$57.6
Net Income	$30.0	$44.6	$51
Accrued Capital Gains Incentive Fee Expense	$(1.8)	$(1.1)	$(1.0)
Adjusted Net Investment Income (2)	$48.6	$49.6	$56.6
Adjusted Net Income (2)	$28.2	$43.5	$50.0

Net Investment Income Per Share	$0.53	$0.54	$0.62
Net Income Per Share	$0.32	$0.47	$0.55
Accrued Capital Gains Incentive Fee Expense Per Share	$(0.01)	$(0.01)	$(0.01)
Adjusted Net Investment Income Per Share (2)	$0.52	$0.53	$0.61
Adjusted Net Income Per Share (2)	$0.30	$0.46	$0.54

Annualized Return on Equity (Net Investment Income) (3)	12.5%	12.5%	14.4%
Annualized Return on Equity (Net Income) (3)	7.4%	11.0%	12.8%
Annualized Return on Equity (Adjusted Net Investment Income) (2)(3)	12.0%	12.3%	14.2%
Annualized Return on Equity (Adjusted Net Income) (2)(3)	7.0%	10.8%	12.5%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	11.1%	11.4%	12.3%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	11.3%	11.7%	12.5%
Percentage of Debt Investment Commitments at Floating Rates	96.3%	96.3%	97.2%

1.
Adjusted net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.
Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.
3.
Return on equity is calculated using prior period’s ending net asset value per share.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2025	2024
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $3,244,762 and $3,450,644, respectively)	$3,288,945	$3,453,317
Controlled, affiliated investments (amortized cost of $78,520 and $88,509, respectively)	58,372	65,095
Total investments at fair value (amortized cost of $3,323,282 and $3,539,153, respectively)	3,347,317	3,518,412
Cash and cash equivalents (restricted cash of $16,727 and $22,362, respectively)	19,662	27,328
Interest receivable	34,132	30,518
Prepaid expenses and other assets	20,544	5,967
Total Assets	$3,421,655	$3,582,225
Liabilities
Debt (net of deferred financing costs of $24,411 and $23,837, respectively)	$1,743,234	$1,901,142
Management fees payable to affiliate	12,794	12,953
Incentive fees on net investment income payable to affiliate	10,336	12,013
Incentive fees on net capital gains accrued to affiliate	—	5,071
Other payables to affiliate	3,166	3,635
Other liabilities	44,404	39,882
Total Liabilities	1,813,934	1,974,696
Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 95,369,400 and 94,325,686 shares issued, respectively; and 94,705,150 and 93,661,436 shares outstanding, respectively	954	943
Additional paid-in capital	1,535,583	1,519,337
Treasury stock at cost; 664,250 and 664,250 shares held, respectively	(10,459)	(10,459)
Distributable earnings	81,643	97,708
Total Net Assets	1,607,721	1,607,529
Total Liabilities and Net Assets	$3,421,655	$3,582,225
Net Asset Value Per Share	$16.98	$17.16

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

	Year Ended	Year Ended	Year Ended
	December 31, 2025	December 31, 2024	December 31, 2023
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$390,428	$413,547	$391,343
Paid-in-kind interest income	25,586	29,335	19,679
Dividend income	2,345	11,678	4,181
Other income	20,338	18,525	15,122
Total investment income from non-controlled, non-affiliated investments	438,697	473,085	430,325
Investment income from controlled, affiliated investments:
Interest from investments	10,347	9,428	7,756
Other income	11	13	6
Total investment income from controlled, affiliated investments	10,358	9,441	7,762
Total Investment Income	449,055	482,526	438,087
Expenses
Interest	129,557	154,145	133,731
Management fees	52,176	51,786	46,382
Incentive fees on net investment income	43,469	45,530	42,590
Incentive fees on net capital gains	(5,071)	(5,375)	4,382
Professional fees	8,308	7,546	7,323
Directors’ fees	962	877	806
Other general and administrative	5,631	5,522	5,280
Total expenses	235,032	260,031	240,494
Management and incentive fees waived (Note 3)	(1,291)	(1,466)	(1,171)
Net Expenses	233,741	258,565	239,323
Net Investment Income Before Income Taxes	215,314	223,961	198,764
Income taxes, including excise taxes	5,319	3,944	2,365
Net Investment Income	209,995	220,017	196,399
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	41,511	(47,625)	40,571
Controlled, affiliated investments	3,266	(5,169)	(21,717)
Translation of other assets and liabilities in foreign currencies	(35,915)	13,379	(6,393)
Interest rate swaps	—	—	174
Income tax provision	520	(2,609)	556
Total net change in unrealized gains (losses)	9,382	(42,024)	13,191
Realized gains (losses):
Non-controlled, non-affiliated investments	(31,106)	9,037	12,095
Non-controlled, affiliated investments	—	—	158
Controlled, affiliated investments	(16,309)	—	—
Foreign currency transactions	(505)	(464)	180
Income tax provision	(940)	—	—
Total net realized gains (losses)	(48,860)	8,573	12,433
Total Net Unrealized and Realized Gains (Losses)	(39,478)	(33,451)	25,624
Increase (Decrease) in Net Assets Resulting from Operations	$170,517	$186,566	$222,023
Earnings per common share—basic and diluted	$1.81	$2.03	$2.61
Weighted average shares of common stock outstanding—basic and diluted	94,098,870	92,035,165	85,131,264

The Company’s investment activity for the years ended December 31, 2025, 2024 and 2023 is presented below (information presented herein is at par value unless otherwise indicated).

	Year Ended
($ in millions)	December 31, 2025	December 31, 2024	December 31, 2023
New investment commitments:
Gross originations (1)	$7,118.2	$15,354.7	$6,516.6
Less: Syndications/sell downs (1)	6,036.0	14,111.8	5,558.0
Total new investment commitments	$1,082.2	$1,242.9	$958.6
Principal amount of investments funded:
First-lien	$735.6	$823.9	$753.4
Second-lien	18.9	2.1	8.4
Mezzanine	13.0	1.1	32.2
Equity and other	11.6	10.8	12.8
Structured Credit	114.9	1.0	1.6
Total	$894.0	$838.9	$808.4
Principal amount of investments sold or repaid:
First-lien	$1,166.1	$717.3	$460.3
Second-lien	3.4	—	—
Mezzanine	—	4.9	—
Equity and other	7.9	13.6	6.0
Structured Credit	18.7	57.9	2.8
Total	$1,196.1	$793.7	$469.1
Number of new investment commitments in new portfolio companies (2)	65	34	30
Average new investment commitment amount in new portfolio companies (2)	$14.2	$30.4	$29.2
Weighted average term for new investment commitments in new portfolio companies (in years) (2)	6.4	6.2	6.0
Percentage of new debt investment commitments at floating rates	97.8%	87.6%	99.5%
Percentage of new debt investment commitments at fixed rates	2.2%	12.4%	0.5%
Weighted average interest rate of new investment commitments	10.8%	10.9%	12.9%
Weighted average spread over reference rate of new floating rate investment commitments	7.1%	6.4%	7.6%
Weighted average interest rate on investments fully sold or paid down	11.9%	13.0%	13.7%

1.
Includes affiliates of Sixth Street.
2.
For the year ended December 31, 2025, includes 45 structured credit investments with a total principal amount of $114.9 million and a weighted average term of 12.3 years.

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $125 billion in assets under management and committed capital. For more information, visit the Company’s website at https://sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $125 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 740 team members including over 300 investment professionals around the world. For more information, visit https://sixthstreet.com or follow Sixth Street on LinkedIn.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which relate to future events or the Company’s future performance or financial condition. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as otherwise required by federal securities laws, the Company assumes no obligation to update any such forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted net investment income and adjusted net income are each non-GAAP financial measures, which represent net investment income and net income, respectively, in each case less the impact of accrued capital gains incentive fee expenses. The Company believes that adjusted net investment income and adjusted net income provide useful information to investors regarding the fundamental earnings power of the business, and these figures are used by the Company to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Investors:

Cami VanHorn, 469-621-2033
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com